Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

 In connection with the Annual Report on Form 10-K of PowerUp Acquisition Corp. (the “Company”) for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Howard Doss, Chief Financial Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 11, 2024

	By:	/s/ Howard Doss
Howard Doss
Chief Financial Officer
(Principal Financial Officer)